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                                                                     EXHIBIT 4.3


                         VERIZON GLOBAL FUNDING CORP.

             $5,442,079,000 Zero Coupon Convertible Notes due 2021

                         REGISTRATION RIGHTS AGREEMENT

                                                                    May 15, 2001

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004


Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

Ladies and Gentlemen:

          Verizon Global Funding Corp., a Delaware corporation (the "Company"), proposes to issue and sell to Goldman, Sachs & Co. and Credit Suisse First Boston Corporation (the "Initial Purchasers"), upon the terms and subject to the conditions set forth in a purchase agreement, dated May 9, 2001 (the "Purchase Agreement"), $5,442,079,000 aggregate principal amount at maturity of its Zero Coupon Convertible Notes due 2021 (the "Securities") to be supported by Verizon Communizations Inc. (the "Support Provider") pursuant to the Support Agreement, dated as of October 31, 2000, between the Company and the Support Provider and the Share Contribution Agreement, dated as of May 15, 2001, between the Company and the Support Provider. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

          As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and the Support Provider agree with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Securities and the beneficial owners from time to time of Underlying Shares into which the Securities are convertible or issued upon any such conversion (collectively, the "Holders"), as follows:

I.  SHELF REGISTRATION.

          A. The Company and the Support Provider shall use their reasonable best efforts to file as promptly as practicable (but in no event more than 90 days after the earliest date of original issuance of any of the Notes (the "Issue Date")) with the Commission (the "Shelf Filing Deadline Date"), and thereafter shall use their reasonable best efforts to cause to be declared effective as promptly as practicable (but in no event more than 210 days after the Issue Date (the "Effectiveness Deadline Date")), a shelf registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act on an appropriate form relating to the offer and sale of the Registrable Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution elected by the Holders and set forth in such registration statement (hereafter, the "Initial
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Shelf Registration Statement", and together with any Subsequent Shelf
Registration Statement (as defined below), a "Shelf Registration Statement"); provided that in no event will such method(s) of distribution take the form of an underwritten offering of Registrable Securities without the prior agreement of the Company and the Support Provider. At the time any Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the deadline for response set forth in the Notice and Questionnaire (as defined below) shall be named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the securityholders of either of the Company or the Support Provider (other than the Holders of Registrable Securities) shall have the right to include any of the securities of any of the Company or the Support Provider in the Shelf Registration Statement. The term "Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date. The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. The term "Registrable Securities" means the Securities and the Underlying Shares, until such securities have been converted, and, at all times subsequent to any such conversion, any securities into or for which such securities have been converted, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Act and resale in accordance with the Shelf Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) under the Act were it not held by an Affiliate of the Company or the Support Provider or (iii) its sale to the public pursuant to Rule 144 under the Act.

          B. The Company and the Support Provider shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Registrable Securities for a period of two years from the last date of original issuance of any of the Notes or such shorter period that will terminate when all the Registrable Securities become eligible for resale without volume restrictions pursuant to Rule 144 under the Act (in any such case, such period being called the "Shelf Registration Period"). If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Shelf Registration Period, the Company and the Support Provider shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company and Support Provider shall use all reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Shelf Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Shelf Registration Period.

          C. Notwithstanding any other provisions hereof, the Company and the Support Provider will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement

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thereto complies in all material respects with the Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of the Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          D. Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related prospectus, it will do so only in accordance with this Section and
Section III. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire to the Company on or prior to the deadline for response set forth in the Notice and Questionnaire. The term "Notice and Questionnaire" means a written notice mailed by the Company to the holders of Registrable Securities not less than 30 calendar days prior to the date Company intends in good faith to have the Shelf Registration Statement declared effective. From and after the date the Initial Shelf Registration Statement is declared effective, the Company and Support Provider shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, (i) if required by applicable law, file with the U.S. Securities and Exchange Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the U.S. Securities and Exchange Commission so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and Support Provider shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to this Section; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section; provided that if such Notice and Questionnaire is delivered during a Deferral Period, (as defined below) the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses
(i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section III(B); provided, further, that if under applicable law the Companies have more than one option as to the type or manner of making any such filing, as set forth in an opinion of nationally recognized counsel experienced in such matters delivered by the Holder to the Company and Support Provider, they will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the prospectus for effecting resales of Registrable Securities. The term "Deferral Period" means the period during which the availability of the Shelf Registration Statement and any prospectus is suspended. Notwithstanding anything contained herein to the contrary, the Company and Support Provider shall be under no obligation to

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name any Holder that is not a Notice Holder as a selling securityholder in the
Shelf Registration Statement (or any Subsequent Shelf Registration Statement) or related prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section of this Agreement (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was initially declared effective) shall be named as a selling securityholder in the Shelf Registration Statement (or any Subsequent Shelf Registration Statement) or related prospectus subject to and in accordance with the requirements of this Section.

II.  LIQUIDATED DAMAGES.

                A. The parties hereto agree that the Holders of Registrable Securities will suffer damages if the Company and the Support Provider fail to fulfill their obligations under Section I, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (i) the Initial Shelf Registration Statement is not filed with the Commission on or prior to the Shelf Filing Deadline Date, (ii) the Initial Shelf Registration Statement is not declared effective on or prior to the Effectiveness Deadline Date, or (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section III(B) hereof (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company and the Support Provider will be jointly and severally obligated to pay as liquidated damages and not as a penalty an amount payable on each May 15 and November 15 (each a "Damages Payment Date") to each Record Holder (as defined below) of Registrable Securities accruing during the period of one or more such Registration Defaults at a rate per annum equal to .25% of the Applicable Principal Amount of such Securities and the Applicable Conversion Price (as defined below) of such shares of Underlying Shares that have been issued upon conversion of the Securities and are outstanding and held by such Holder until
(i) the Initial Shelf Registration Statement is filed, (ii) the Initial Shelf Registration Statement becomes effective or (iii) the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period as set forth in Section III(B) to be exceeded is terminated; provided that any liquidated damages accrued with respect to any Security or portion thereof called for redemption on a redemption date or converted into underlying common shares on a conversion date prior to the Damages Payment Date shall, in any event, be paid instead to the Holder who submitted such Security or portion thereof for redemption or conversion. Liquidated damages shall only accrue while there exists one or more Registration Defaults. As used herein, the following terms shall have the following meanings: "Applicable Conversion Price" means, as of any date of determination, the Applicable Principal Amount as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Securities are then outstanding, the Conversion Rate that would be in effect were Securities then outstanding.

"Applicable Principal Amount" means, as of any date of determination, with respect to each Security the sum of the initial issue price of such Security ($551.26) plus accrued interest plus accrued and unpaid cash interest, if any, as of (i) May 15 preceding any date of determination between May 15 and November 15 of the same calendar year or (ii) as of November 15 preceding any date of determination prior to May 15 of the following calendar year or (iii) as of such date of determination if a date of determination is May 15 or November 15; provided if no Securities are then outstanding, such sum shall be calculated as if such Securities were then outstanding. "Conversion Rate" shall have the meaning assigned such term in the Indenture. "Record Holder" means the Holder of Registrable Securities on the 1st day of May or November, as the case may be, immediately preceding a Damages Payment Date or, in the event that a

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Registration Default is cured, the registered Holder on the date of such cure.
Notwithstanding anything to the contrary in this Section II(A), neither the Company nor the Support Provider shall be required to pay liquidated damages to a Holder of Registrable Securities if such Holder failed to provide the information required to be provided by it in the Notice and Questionnaire and, if any, pursuant to Section IV(M).

        B. The Company shall notify the Trustee and the Conversion Agent under the Indenture immediately upon the happening of each and every Registration Default. The Company and the Support Provider shall pay the liquidated damages due on the Registrable Securities by depositing with the Conversion Agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on each Damages Payment Date, sums sufficient to pay the liquidated damages then due. Each obligation to pay liquidated damages shall be deemed to accrue from and including the date of the applicable Registration Default.

        C. The parties hereto agree that the liquidated damages provided for in this Section II constitutes a reasonable estimate of and is intended to constitute the sole damages that will be suffered by Holders of Registrable Securities by reason of the failure of (i) the Shelf Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or (iii) an Additional Registration Statement to be filed and remain effective, in each case to the extent required by this Agreement.

III. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

        A. The Company shall furnish to counsel for the Initial Purchasers, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such counsel may reasonably propose.

        B. The Company shall advise counsel for the Initial Purchasers and the Notice Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (i)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus (a "Deferral Notice") until the requisite changes have been made):

        i. when any Shelf Registration Statement and any amendment thereto has been filed with the Commission and when such Shelf Registration Statement or any post-effective amendment thereto has become effective;

        ii. of any request by the Commission for amendments or supplements to any Shelf Registration Statement or the prospectus included therein or for additional information;

        iii. of the issuance by the Commission of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of any proceedings for that purpose;

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        iv.  of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

        v. of the happening of any event that requires the making of any changes in any Shelf Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

A Deferral Period shall, without the Company and the Support Provider incurring any obligation to pay liquidated damages, not exceed forty-five (45) days in any three (3) month period or more than one hundred twenty (120) days in any twelve
(12) month period.

        C. The Company and the Support Provider will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Shelf Registration Statement.

        D. The Company will furnish to each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

        E. The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

        F. The Company will, during the Shelf Registration Period, promptly deliver to the Initial Purchasers, and such other persons that are required to deliver a prospectus, without charge, as many copies of the final prospectus included in any Shelf Registration Statement and any amendment or supplement thereto as the Initial Purchasers, or other persons may reasonably request; and the Company and the Support Provider consent to the use of such prospectus or any amendment or supplement thereto by the Initial Purchasers, or other persons, as applicable, as aforesaid.

        G. Prior to the effective date of any Shelf Registration Statement, the Company and the Support Provider will use their reasonable best efforts to register or qualify, or cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided that neither

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the Company nor the Support Provider will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

        H. The Company and the Support Provider will cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Registrable Securities pursuant to such Shelf Registration Statement.

        I. If any event contemplated by Section III(B)(ii) through (v) occurs during the period for which the Company and the Support Provider are required to maintain an effective Shelf Registration Statement, the Company will promptly prepare and file with the Commission a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of any event contemplated by Section III(B)(v) the Company and the Support Provider may in their discretion defer taking such action subject to the liquidated damage provisions set forth in Section II hereof in the event that the aggregate duration of the Deferral Period exceeds the limit on the aggregate duration of a Deferral Period in a period set forth in Section III(B).

        J. Not later than the effective date of the applicable Shelf Registration Statement, the Company will provide a CUSIP number for each of the Registrable Securities and provide the applicable trustee with printed certificates for each series of Securities in a form eligible for deposit with The Depository Trust Company.

        K. The Company and the Support Provider will comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the applicable Shelf Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event
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shall such earning statement be delivered later than 45 days after the end of a
12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Shelf Registration Statement, which statement shall cover such 12-month period.

        L. The Company and the Support Provider will cause the Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

        M. The Company may require each Holder of Registrable Securities to be registered pursuant to any Shelf Registration Statement to furnish to the Company such information concerning the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

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        N.  Each Holder of Registrable Securities to be registered pursuant to a
Shelf Registration Statement agrees by acquisition of such Registrable
Securities that, upon receipt of any notice from the Company pursuant to Section III(B)(ii) through (v), such Holder will discontinue disposition of such Registrable Securities until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section III(I) or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed.

        O. The Company and the Support Provider shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Registrable Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Registrable Securities pursuant to a Shelf Registration Statement.

        P. The Company and the Support Provider shall use their reasonable efforts to cause the shares of Verizon Common Stock issuable upon conversion of the Notes to be listed on the New York Stock Exchange.

        Q.  Upon (i) the filing of the Initial Shelf Registration Statement and
(ii) the effectiveness of the Initial Shelf Registration Statement, the Company and the Support Provider shall announce the same, in each case by release to Reuters Economic Service and Bloomberg Business News.

        R. The Company and Support Provider shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Registrable Securities being sold and any underwriter participating in any disposition of Registrable Securities pursuant to a Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and Support Provider and each of their respective subsidiaries to the same extent the Company and Support Provider would customarily make such information available in the context of due diligence for an underwritten public offering and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "Inspector") in connection with the preparation of such Shelf Registration Statement.

        S. The Company shall if requested by Holders of a majority in aggregate principal amount of the Registrable Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with any Shelf Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to such Shelf Registration Statement, the Registrable Securities, if any, in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Registrable Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

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IV.  Registration Expenses

          . The Company and the Support Provider will bear all expenses incurred in connection with the performance of its obligations under Sections I, II, and III, including the expenses of counsel to the Company. The Initial Purchasers will bear expenses of counsel to the Initial Purchasers and the Holders will bear the expenses of counsel to the Holders, which may be the same firm that is acting as counsel to the Initial Purchasers (the "Special Counsel").

V.  Indemnification.

     A. The Company and the Support Provider shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, the Initial Purchasers), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Act or the Exchange Act (collectively referred to for purposes of this Section V and Section VI as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Registrable Securities), to which that Holder may become subject, whether commenced or threatened, under the Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Support Provider shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders' Information; and provided, further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section V(A) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Registrable Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section III(D), III(E), III(F) or III(G).

        B. Each Holder shall indemnify and hold harmless the Company, the Support Provider and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company or the Support Provider within the meaning of the Act or the Exchange Act (collectively referred to for purposes of this Section V(B) and Section VI as the "Company"), from and against any loss, claim, damage or

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liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities, pursuant to such Shelf Registration Statement.

        C. Promptly after receipt by an indemnified party under this Section V of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section V(A) or V(B), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section V except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section V. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections V(A) and V(B), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

VI. Contribution. If the indemnification provided for in Section V is unavailable or insufficient to hold harmless an indemnified party under Section V(A) or V(B), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Support Provider from the offering and sale of the Securities, on the one hand, and a Holder with respect to the sale by such Holder of Registrable Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Support Provider on the one hand and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Support Provider on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses), received by or on behalf of the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Registrable Securities, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and the Support Provider or information supplied by the Company and the Support Provider on the one hand or to any Holders' Information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section VI were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section VI shall be deemed to include, for purposes of this Section VI, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section VI, an indemnifying party that is a Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

VII. Rules 144 and 144A. The Support Provider shall use its reasonable best efforts to file the reports required to be filed by it under the Act and the Exchange Act in a timely manner and, if at any time the Support Provider is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Company and the Support Provider covenant that they will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company and the Support Provider shall deliver to such Holder a written statement as to whether they have complied with such requirements. Notwithstanding the foregoing, nothing in this Section VII shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

VIII.  Miscellaneous.

            A. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given as to the Registrable Securities unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Registrable Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Registrable Securities, being sold by such Holders pursuant to such Shelf Registration Statement.

            B. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:


            (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section IX(B), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchasers;

          (2) if to Goldman, Sachs & Co., initially at 85 Broad Street New York, New York 10004, Attention: Roger Matthews;

          (3) if to Credit Suisse First Boston Corporation, initially at 11 Madison Avenue New York, New York 10010, Attention: Joseph Fashino;

          (4) if to the Company, initially at Verizon Global Funding Corp., Attention Janet M. Garrity, President and Treasurer, 3900 Washington Street2nd Floor, Wilmington, DE 19802; and

          (5) if to the Support Provider, initially at Verizon Communications Inc., Attention William F. Heitmann, Senior Vice President and Treasurer, 1095 Avenue of the Americas, New York, New York 10036

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

          C. Successors And Assigns. This Agreement shall be binding upon the Company, the Support Provider and their respective successors and assigns.

          D. Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          E. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Act.

         F. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         G. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         H. Remedies. In the event of a breach by the Company or the Support Provider or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company or the Support Provider, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or the Support Provider of their obligations under Section I hereof for which liquidated damages have been paid pursuant to Section II hereof), will be entitled to specific performance of its rights under this Agreement. The Company, the Support Provider and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

        I. No Inconsistent Agreements. Each of the Company and the Support Provider represents, warrants and agrees that (i) it has not entered into, shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Registrable Securities, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

        J. No Piggyback on Registrations. No security holders of the Company (other than the Holders of Registrable Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration Statement other than Registrable Securities.

        K. Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Support Provider and the Initial Purchasers.

                                    Very truly yours,

                                    VERIZON GLOBAL FUNDING CORP.

                                    By  /s/ Janet M. Garrity
                                        _______________________________________
                                        Name:  Janet M. Garrity
                                        Title  President and Treasurer

                                    VERIZON COMMUNICATIONS INC.

                                    By  /s/ William F. Heitman
                                        _______________________________________
                                        Name:  William F. Heitmann
                                        Title: Senior Vice President and
                                               Treasurer

Accepted:

GOLDMAN, SACHS & CO.


By  /s/ Goldman, Sachs & Co.
    __________________________________
    Name:
    Title:


CREDIT SUISSE FIRST BOSTON CORPORATION


By  /s/ William Ettelson
    __________________________________
    Name:  William Ettelson
    Title:  Director

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